Exhibit 10.13

AMENDMENT NO. 1 TO SECURITIES SUBSCRIPTION AGREEMENT

August 29, 2024

THIS AMENDMENT NO. 1 TO SECURITIES SUBSCRIPTION AGREEMENT (this “Amendment”) to that certain Securities Subscription Agreement, dated as of May 25, 2022 (the “Securities Subscription Agreement”), by and between Stone Capital Partners LLC, a Delaware limited liability company (the “Purchaser”), and Translational Development Acquisition Corp., a Cayman Islands exempted company (the “Company”), is made as of August 29, 2024, by and between the Purchaser and the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Securities Subscription Agreement, as amended by this Amendment.

WHEREAS, in accordance with Section 4.2 of the Securities Subscription Agreement, the terms of the Securities Subscription Agreement may be modified or amended only by written agreement executed by the Purchaser and the Company; and

WHEREAS, the Purchaser and the Company desire to amend the terms of the Securities Subscription Agreement in accordance with this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The Section 1 is deleted in its entirety and the following is substituted in lieu thereof:

“1. The Transaction. Subject to the terms and conditions set forth in this Agreement, on a closing date to be agreed between the parties hereto, Purchaser will purchase from the Company, and the Company will issue and sell to the Purchaser, 4,657,500 Class B Shares (the “Purchased Shares”) for an aggregate purchase price of $25,000. An aggregate of up to 607,500 shares are subject to forfeiture by the Purchaser depending on the extent to which the underwriters’ over-allotment option is not exercised.”

Effect of Amendment. Except as specifically amended herein, the Securities Subscription Agreement is hereby ratified and confirmed and shall remain in full force and effect. Each reference in the Securities Subscription Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Securities Subscription Agreement in the other documents entered into in connection with the Securities Subscription Agreement, shall mean and be a reference to the Securities Subscription Agreement, as amended by this Amendment.

Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

Very truly yours,

TRANSLATIONAL DEVELOPMENT ACQUISITION CORP.

By:	/s/ Michael B. Hoffman
Name:	Michael B. Hoffman
Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

STONE CAPITAL PARTENRS LLC

By:	/s/ Michael B. Hoffman
Name:	Michael B. Hoffman
Title:	Managing Member

[Signature Page to Amendment No. 1 to Securities Subscription Agreement]